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                                                                    EXHIBIT 21.1

                            HEAFNER TIRE GROUP, INC.
                            Corporate Structure Chart



                            Heafner Tire Group, Inc.
                            ------------------------
                                       |
                                       |
                                       |
           -----------------------------------------------------------
           |               |                 |                       |
     Winston Tire     The Speed         California       T.O. Haas Holding Co.
       Company      Merchant, Inc.     Tire Company     T.O. Haas Tire Company
                                                        Haas Investment Company